Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-189883, 333-194844, 333-202768 and 333-210210) and Form S-3 (No. 333-198465) of NanoString Technologies, Inc., of our report dated March 9, 2017 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 9, 2017